SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 6, 2010

CAPITOL BANCORP LTD.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On April 6, 2010 Capitol Bancorp Limited (Capitol) announced the results of its offer to exchange its common stock for its Series A 9% Promissory Notes due 2013 (the Notes) (the Exchange Offer). The Exchange Offer expired at 11:59 p.m., Lansing, Michigan time, on March 31, 2010, and the Company accepted for exchange all Notes that were validly tendered and not withdrawn in the Exchange Offer.

For each $1,000 principal amount of Notes accepted in the Exchange Offer, Capitol issued 300 shares of its Common Stock.  The Exchange Offer resulted in the retirement of $4.58 million principal amount of Notes and the issuance of approximately 1.4 million shares of the Company’s common stock.  The settlement of the Exchange Offer occurred on April 5, 2010.

The shares of common stock delivered upon settlement of the Exchange Offer were offered and will be issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended provided by Section 3(a)(9).

The announcement is attached as Exhibit 99.1 to this Item 3.02.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release of Capitol Bancorp Limited dated April 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2010	CAPITOL BANCORP LTD. (Registrant) /s/ Cristin K. Reid Cristin K. Reid Corporate President

2

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
99.1	Press Release dated April 6, 2010

3